U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2009 (November 13, 2009)

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 13, 2009, American Science and Engineering, Inc. (the “Company”) modified its credit facility with Silicon Valley Bank (the “Bank”) pursuant to a Fifth Loan Modification between the Company and the Bank and guaranteed by the Company’s subsidiary, AS&E Global, Inc. (the “Fifth Modification”).  The Fifth Modification amends the Loan and Security Agreement dated as of August 11, 2003 between the Company and the Bank, as amended by the First, Second, Third and Fourth Loan Modification Agreements dated as of June 30, 2004, November 30, 2004, November 16, 2006 and November 14, 2008, respectively, each between the Company and the Bank and guaranteed by AS&E Global, Inc. (together, the “Loan Agreement”).

The Fifth Modification decreases the line of credit available to the Company under the credit facility from $40.0 million to $30.0 million and extends the credit facility to November 12, 2010.  If the Company maintains a cash and investments balance of $40.0 million or greater, then the maximum amount available for borrowing under the facility is $30.0 million minus the amount of all outstanding letters of credit less certain reserves, and minus the outstanding principal balance of any advances.  If the Company’s cash and investment balance falls below $40.0 million for a period of 30 consecutive days, then the maximum amount available for borrowings under the facility is the lesser of (i) $30.0 million, or (ii) 80% of eligible domestic accounts receivable minus the amount of outstanding letters of credits adjusted for certain reserves and minus the principal balance of any advances.

Also in connection with the Fifth Modification, the Intellectual Property Security Agreement dated as of August 11, 2003 between the Company and the Bank, which granted the Bank a first priority security interest in all of the Company’s registered and unregistered intellectual property collateral, was terminated.

Except as otherwise set forth in the Fifth Modification, all of the terms and conditions contained in the Loan Agreement remain in full force and effect.

The foregoing description of the Fifth Modification does not purport to be complete and is qualified in its entirety by reference to the Fifth Modification, which is attached as Exhibit 10.1.  The original Loan and Security Agreement was filed as Exhibit 10(d)(xi) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and the First, Second, Third and Fourth Loan Modification Agreements were filed as Exhibits 10.1 through 10.4, respectively, to the Company’s Report on Form 8-K filed on November 17, 2008.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The description of the Fifth Modification and the terms and conditions contained therein as described in “Item 1.01. Entry into a Material Definitive Agreement” of this report is incorporated into this Item 2.03 by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

10.1	Fifth Loan Modification Agreement dated as of November 13, 2009 between the Company and Silicon Valley Bank and guaranteed by the Company’s subsidiary, AS&E Global, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 18, 2009	AMERICAN SCIENCE AND ENGINEERING, INC.

By: /s/ Kenneth J. Galaznik

Kenneth J. Galaznik
Senior Vice President, CFO and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fifth Loan Modification Agreement dated as of November 13, 2009 between the Company and Silicon Valley Bank and guaranteed by the Company’s subsidiary, AS&E Global, Inc.